UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

NOBLE CORPORATION
 (Exact name of registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

NOBLE CORPORATION
 (Exact name of registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3D Landmark Square 64 Earth Close P.O. Box 31327 Georgetown, Grand Cayman, Cayman Islands, BWI	KY-1 1206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 938-0293

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Current Report on Form 8-K is separately filed or (to the extent indicated below) furnished by Noble Corporation, a Swiss corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Islands company (“Noble-Cayman”). Noble-Cayman makes no representation as to information relating to Noble-Swiss or any other affiliate or subsidiary of Noble-Swiss (except as it may relate to Noble-Cayman). This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.

Item 2.06 Material Impairments.

The dynamically positioned deepwater drillship Noble Muravlenko is currently operating in Brazil under a drilling contract between the Company and Petroleo Brasileiro S.A. (“Petrobras”). Under the terms of that drilling contract, and as we have previously disclosed, we had agreed to conduct a reliability upgrade to the Noble Muravlenko, which was scheduled to occur in 2013.

In December 2010, one of our subsidiaries entered into a memorandum of understanding (“MOU”) with Petrobras under which we would substitute, upon the terms and subject to the conditions described in the MOU, the dynamically positioned deepwater drillship Noble Phoenix for the Noble Muravlenko to perform the drilling contract with Petrobras in Brazil. We believe this substitution will address certain reliability issues faced by the Noble Muravlenko. The Noble Phoenix is currently under contract with Shell in Southeast Asia. On January 14, 2011, one of our subsidiaries entered into a letter of intent (“LOI”) with Shell regarding the release of the Noble Phoenix and a five and a half year commitment by Shell on a newbuild ultra-deepwater drillship that is expected to commence in the second half of 2013.

We have decided, after analyzing available alternatives, that we will not proceed with the reliability upgrade to the Noble Muravlenko at this time. On January 14, 2011, we notified the shipyard that the upgrade project was being cancelled. On January 14, 2011, as a result of the cancellation of the upgrade to the Noble Muravlenko, we concluded that the Company will be required to incur an asset impairment charge currently estimated to be approximately $40 million in the first quarter of 2011. The impairment charge is not expected to result in future cash expenditures. We are exploring alternatives and potential opportunities for the Noble Muravlenko.

Statements regarding the timing and amount of the impairment charge, completion of the transactions contemplated by the MOU and LOI, the effect of the substitution of the Noble Phoenix and plans for the Noble Muravlenko and Noble Phoenix, as well as any other statements that are not historical facts in this Current Report, are forward-looking statements that involve certain risks, uncertainties and assumptions. These statements include but are not limited to completion of accounting and financial statement preparation processes, actions by Petrobras, Shell and other third parties, Petrobras board approval, negotiation of and agreement on final documentation contemplated by the MOU and LOI and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 7.01 Regulation FD Disclosure.

On January 17, 2011, we issued a press release announcing, among other things, (1) the signing of the LOI with Shell described above, (2) the signing of the MOU with Petrobras described above and (3) that Noble would not proceed with the previously announced reliability upgrade to the Noble Muravlenko and take an impairment charge as described above. The press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01. The press release is being furnished and shall not be deemed to be filed.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press Release Issued by Noble Corporation on January 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

NOBLE CORPORATION, a Swiss corporation

By: /s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

NOBLE CORPORATION, a Cayman Islands company

By: /s/ Alan R. Hay
Alan R. Hay
Vice President

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press Release Issued by Noble Corporation on January 17, 2011.